Exhibit 99

For Immediate Release                   Contact: Rick DeLisi
November 1, 2001          Director, Corporate Communications
Page 1 of 1                                   (703) 650-6019


Atlantic Coast Airlines Chairman and Chief Financial Officer to Present at Salomon Smith Barney Transportation Conference



Dulles, VA, (November 1, 2001) - Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen and Chief Financial Officer Richard Surratt will make a presentation to investors and financial analysts during the Salomon Smith Barney Transportation Conference being held in New York. The Atlantic Coast presentation is scheduled to take place Wednesday, November 7, 2001, at approximately 9:00am.

A live webcast of the conference is being offered by the sponsors. It will be accessible through the following web address:

http://www.veracast.com/clientaccess/ssb/transportation-
2001/78301139.cfm

Replays of the webcast will also be available for 30 days following the conclusion of the presentation.

In addition, the slides and visuals presented at the conference will be available in the "For Investors" section of the Atlantic Coast website:

www.atlanticcoast.com

This  slide presentation will also remain available  for  30 days following the conference.

Atlantic Coast operates as United Express in the Eastern and Midwestern United States, and as Delta Connection in the Eastern U.S. The company has a fleet of 118 aircraft-including 82 regional jets-and offers approximately 700 daily departures, serving over 60 destinations in the U.S. and Canada.

Atlantic  Coast  employs over 3,800 aviation  professionals.
The  common stock of Atlantic Coast Airlines Holdings,  Inc.
is  traded  on the Nasdaq National Market under  the  symbol
ACAI.